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                                                                                               Exhibit 21
                              THERMO FIBERTEK INC.

                         Subsidiaries of the Registrant

      At February 28, 1999, the Registrant owned the following companies:

                                                                            STATE OR           REGISTRANT'S
                                                                        JURISDICTION OF         PERCENT OF
                                NAME                                     INCORPORATION           OWNERSHIP
----------------------------------------------------------------------------------------------------------------

AES Equipos y Sistemas S.A. de C.V.                                          Mexico                 100
Fibertek Construction Company, Inc.                                          Maine                  100
Thermo AES Canada Inc.                                                       Canada                 100
Thermo Black Clawson Inc.                                                   Delaware                100
  Thermo Black Clawson (China)                                               China                  100
Thermo Black Clawson S.A.                                                    France                 100
Thermo Fibertek Holdings Limited                                         United Kingdom             100
  Thermo Black Clawson Limited                                           United Kingdom             100
  Thermo Fibertek U.K. Limited                                           United Kingdom             100
    Vickerys Holdings Limited                                            United Kingdom             100
      Vickerys Limited                                                   United Kingdom             100
        Winterburn Limited                                               United Kingdom             100
Thermo Web Systems, Inc.                                                 Massachusetts              100
  Fiberprep Inc.                                                            Delaware                95
  (31.05% of which shares are owned directly by E. & M. Lamort, S.A.)
    Fiberprep Securities Corporation                                        Delaware                100
Thermo Fibergen Inc.                                                        Delaware              70.81*
(additionally, 1.81%* of the shares are owned directly by The
Thermo Electron Companies Inc.)
  Fibergen Securities Corporation                                        Massachusetts              100
  GranTek Inc.                                                             Wisconsin                100
TMO Lamort Holdings Inc.                                                    Delaware                100
  E. & M. Lamort, S.A.                                                       France                 100
    Lamort-Black Clawson Industrial Ltda.                                    Brazil                  70
    Lamort GmbH                                                             Germany                 100
    Lamort Iberia S.A.                                                       Spain                  100
    Lamort Italia S.R.L.                                                     Italy                  100
    Lamort Paper Services Ltd.                                           United Kingdom             100
    Nordiska Lamort Lodding AB                                               Sweden                 100

* As of January 2, 1999
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